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                                                                 Exhibit 23(d)10
                                                     Overseas Equity/Global Bond

                              AMENDMENT NUMBER ONE
                                       TO
                       SUB-INVESTMENT MANAGEMENT AGREEMENT
                                      AMONG
                      JOHN HANCOCK VARIABLE SERIES TRUST I
                       JOHN HANCOCK LIFE INSURANCE COMPANY
                                       AND
                         CAPITAL GUARDIAN TRUST COMPANY

This Amendment Number One ("Amendment") is made as of May 1, 2003 by and among John Hancock Variable Series Trust I (the "Series"), Capital Guardian Trust Company ("Advisers"), and John Hancock Life Insurance Company, a Massachusetts corporation formerly known as "John Hancock Mutual Life Insurance Company" ("JHLICO").

                                    RECITALS

     A. Series, Advisers and JHLICO are parties to that certain Sub-Investment Management Agreement among John Hancock Variable Series Trust I, John Hancock Life Insurance and Capital Guardian Trust Company dated as of November 1, 2000, (the "Agreement") wherein Advisers was appointed as sub-investment manager of the Small Cap Equity Fund, the Global Balanced Fund and the Global Bond Fund (each a "Portfolio" or "Subject
          Fund).

     B. Advisers' appointment as a sub-investment manager of the Small Cap Equity Fund terminated following the close of business on April 30, 2003.

     C. The parties hereto desire to amend the terms of the Agreement in accordance with Rule 12d3-1 under the Investment Company Act of 1940 pursuant to the terms of this Amendment.

                                    AMENDMENT

          Now, therefore, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereby agree as follows:

     1.   Recitals A, B and C are incorporated herein and made a part hereof.

     2.   As of the date hereof, the Small Cap Equity Fund is not a "Subject
          Fund."

     3. For all purposes of the Agreement, the Small Cap Equity the name of the Subject Fund designated as the "Global Balanced Fund" is changed to the "Overseas Equity Fund".

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                                       29

     4. The following paragraph is added to Section 10. "AVOIDANCE OF INCONSISTENT POSITION":

          Capital Guardian Trust Company will not consult with any other sub-manager to a Subject Fund or to any other Portfolio of the Series concerning transactions of any Subject Fund in securities or other assets, except as such consultations may be reasonably necessary in order to ensure compliance with paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

     5. Schedule I "FEES" is hereby restated in its entirety to read as follows:

                                   SCHEDULE I

                                      FEES
                               (As of May 1, 2003)

     Current Net Assets Under Management                   Sub-Advisory Fee
     -----------------------------------                   ----------------
For the Overseas Equity Fund:
   On the first $150 million               65 basis points (0.65%) per annum
   On the next $150 million                55 basis points (0.55%) per annum
   On the next $200 million                45 basis points (0.45%) per annum
   On amounts over $500 million            40 basis points (0.40%) per annum

For the Global Bond Fund:
   On the first $150 million               40 basis points (0.40%) per annum
   On the next $150 million                35 basis points (0.35%) per annum
   On the next $200 million                30 basis points (0.30%) per annum
   On amounts over $500 million            25 basis points (0.25%) per annum

     6. This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

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                                       30

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day first set forth above.

JOHN HANCOCK VARIABLE SERIES TRUST I


By: /s/ Michele G. Van Leer
    -----------------------
 Name: Michele G. Van Leer
 Title: President and CEO


JOHN HANCOCK LIFE INSURANCE COMPANY


By: /s/ Robert R. Reitano
    ---------------------
 Name: Robert R. Reitano
 Title: Senior Vice President and Chief Investment Strategist


CAPITAL GUARDIAN TRUST COMPANY


By: /s/ Stephen E. Embs
    -------------------
 Name: Stephen E. Embs
 Title: Vice President

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